EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT



We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Piccadilly Cafeterias, Inc. for the registration of 500,000 shares of its common stock and to the incorporation by reference therein of our report dated September 24, 1999, with respect to the consolidated financial statements and schedule of Piccadilly Cafeterias, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.



                                      /s/ Ernst & Young LLP



New Orleans, Louisiana
June 12, 2000